EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of this                      day of                    , 200___, by and between UCBH Holdings, Inc., a Delaware corporation (the “Corporation”), and                                         , an individual (“Indemnitee”).
RECITALS
     A. The Corporation and Indemnitee recognize that unforeseen litigation may subject directors, officers and agents to costs and expenses.
     B. The Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors, officers and agents of the Corporation and to indemnify its directors, officers and agents so as to provide them with the maximum protection permitted by law.
     In consideration of the Recitals set forth above and the mutual covenants and agreements set forth below, the Corporation and Indemnitee do hereby agree as follows:
AGREEMENT
     1. Indemnification and Expense Advancement.
          (a) Proceedings Other than by Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was an Agent (as defined in Section 1(i) below) of the Corporation, against costs, expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, has no reasonable cause to believe the conduct of Indemnitee was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Corporation or that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
          (b) Proceedings By or in the Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation, against expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action if Indemnitee acted in good faith, in a manner Indemnitee believed to be in or not opposed to the best interests of the Corporation and its stockholders; except that no indemnification shall be made under this Section 1(b) for any of the following:
               (i) In respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending or the Delaware Court of Chancery shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;
               (ii) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or
               (iii) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
          (c) Determination of Right of Indemnification. Any indemnification under Sections 1(a) and (b) shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth above in Sections 1(a) and (b) by any of the following:
               (i) A majority vote of a quorum of the Corporation’s board of directors consisting of directors who are not parties to such proceeding; or
               (ii ) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; or
               (iii) Approval of the stockholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of stockholders as provided in the Bylaws, with the shares owned by the person to be indemnified not being entitled to vote thereon; or
               (iv) By the court in which such proceeding is or was pending upon application made by the Corporation or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the Corporation.
          (d) Advances of Expenses. Expenses (including reasonable attorneys’ and experts’ fees), costs, and charges incurred in defending any proceeding shall be advanced promptly by the Corporation prior to the final disposition of such proceeding upon receipt of a written undertaking by or on behalf of Indemnitee to repay such amount unless it shall be determined ultimately that Indemnitee is entitled to be indemnified as authorized in this Section 1. The form of such undertaking shall be substantially similar to Exhibit A hereto.

          (e) Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Section 1, to the extent that Indemnitee has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in Sections 1(a) and (b), Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee in connection therewith.
          (f) Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification provided for in Sections 1(a), (b) or (e) shall be made no later than ninety (90) days after the Corporation is given notice of request by Indemnitee, provided that any indemnification under Sections 1(a) and (b) is authorized pursuant to Section 1(c). Any such request for indemnification must be made within ninety (90) days of the final adjudication, dismissal, or settlement of the matter for which Indemnitee seeks indemnification, unless an appeal is filed, in which case the request may be made within ninety (90) days after the appeal is resolved (hereafter referred to as “Final Disposition”). Upon such notice, if a quorum of directors who were not parties to the action, suit, or proceeding giving rise to indemnification is obtainable, the Corporation shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether Indemnitee has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit, or proceeding is not obtainable, the Corporation shall retain (at the Corporation’s expense) independent legal counsel chosen either jointly by the Corporation and Indemnitee or else by the Corporation’s counsel within two (2) weeks to make such determination.
               If notice of a request for payment of a claim under any statute, under this Agreement, or under the Corporation’s Certificate of Incorporation or Bylaws providing for indemnification or advance of expenses has been given to the Corporation by Indemnitee, and such claim is not paid in full by the Corporation within ninety (90) days of the later occurring of the giving of such notice and Final Disposition in case of indemnification and ten (10) days of the giving of such notice in case of advance of expenses, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to receive the unpaid amount of the claim or the expense advance and, if successful, Indemnitee shall also be paid for the expenses (including reasonable attorneys’ and experts’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its Final Disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, and Indemnitee shall be entitled to receive interim payment of expenses pursuant to Section 1(d) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (g) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 1.
          (h) Optional Means of Assuring Payment. Upon request by an Indemnitee certifying that Indemnitee has reasonable grounds to believe Indemnitee may be made a party to a proceeding for which Indemnitee may be entitled to be indemnified under this Section 1, the Corporation may, but is not required to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
          (i) Definition of Agent. For the purposes of this Agreement, “Agent” means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation reasonable attorneys’ and experts’ fees and any expenses of establishing a right to indemnification.
          (j) Indemnification under Section 145 of the Delaware General Corporation Law. Subject to the provisions of Delaware Corporation Law Section 145 and any other applicable law, notwithstanding any other provisions of this Section 1, the following shall apply to the indemnification of Indemnitee:
               (i) There shall be a presumption that Indemnitee met the applicable standard of conduct required to be met in Section 1(c) for indemnification, rebuttable by clear and convincing evidence to the contrary;
               (ii) The Corporation shall have the burden of proving that Indemnitee did not meet the applicable standard of conduct in Section 1(c);
               (iii) In addition to the methods provided for in Section 1(c), a determination that indemnification is proper in the circumstances because that Indemnitee met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending; and
               (iv) Unless otherwise agreed to in writing between an Indemnitee and the Corporation in any specific case, indemnification may be made under Section 1(b) for amounts paid in settling or otherwise disposing of a pending action without court approval.

     2. Changes.
          In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, its officers or its Agents, such changes shall automatically expand, without further action of the parties, Indemnitee’s rights and the Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows a Delaware corporation’s right to indemnify a member of its board of directors, its officers or its Agents, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. In the event of an amendment to the Corporation’s Bylaws which expands the right to indemnify a member of its board of directors, its officers or its Agents, such change shall automatically expand, without further action of the parties, Indemnitee’s rights and the Corporation’s obligations under this Agreement. In the event of any amendment to the Corporation’s Bylaws which narrows such right of a Delaware corporation to indemnify a member of its board of directors, its officers or its Agents, such change shall only apply to the indemnification of Indemnitee for acts committed, or lack of action, by Indemnitee after such amendment. The Corporation agrees to give Indemnitee prompt written notice of amendments to the Corporation’s Bylaws which concern indemnification.
     3. Nonexclusivity.
          The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Corporation’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding such office (an “Indemnified Capacity”). The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an Indemnified Capacity even though such Indemnitee may have ceased to serve in an Indemnified Capacity at the time of any action, suit or other covered proceeding, and shall inure to the benefit of the heirs, executors, and administrators of Indemnitee.
     4. Partial Indemnification.
          If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgment, fines or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled pursuant to this Agreement.
     5. Potential Limitations.
          Both the Corporation and Indemnitee acknowledge that in certain instances, Delaware state law and federal banking laws and regulations, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the federal regulators have taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with federal regulators to submit questions of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee. Furthermore, Indemnitee and Corporation acknowledge that the extent of (i) indemnification permissible under Section 145 of the Delaware General Corporation Law has not been judicially determined; therefore, the enforceability of Indemnitee’s rights under Section 1(l) is uncertain; and (ii) advancement of expenses and indemnification of Indemnitee in the event of a proceeding or action described in Section 7(a) below, is also uncertain and may not be permissible or may be subject to applicable regulatory restrictions.
     6. Severability.
          Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of the Agreement. If the application of any provision or provisions of the Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision(s) shall be reformed without further action by the parties to make such provision(s) valid and enforceable when applied to such facts and circumstances with a view toward requiring the Corporation to indemnify Indemnitee to the fullest extent permissible by law.
     7. Exceptions.
          Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement:
          (a) Regulatory Agency Proceedings. To indemnify Indemnitee for expenses, penalties or other payments incurred in an administrative proceeding or action threatened or instituted by a bank regulatory agency, which proceeding or action results in a final order imposing, injunctive or similar relief or assessing civil money penalties or in any other resolution requiring or preventing action by the Indemnitee; or
          (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims (except counter-claims or cross-claims) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required by the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or
          (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a majority of the Corporation’s directors or a court of competent jurisdiction determines that the material assertions made by Indemnitee in such proceeding were not made in good faith or was frivolous; or
          (d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability or other insurance maintained by the Corporation; or
          (e) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     8. Counterparts.
          This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
     9. Successors and Assigns.
          This Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, and legal representatives and permitted assigns. Indemnitee may not assign this Agreement without the prior written consent of the Corporation.
     10. Attorneys’ Fees.
          In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ and experts’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

     11. Notice.
          All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
     12. Section Headings.
          The Section headings in this Agreement are solely for convenience and shall not be considered in its interpretation.
     13. Waiver.
          A waiver by either party of any term or condition of the Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.
     14. Entire Agreement; Amendment.
          This instrument contains the entire integrated Agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, whether written or oral except for the Corporation’s Certificate of Incorporation and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of Corporation and by Indemnitee.
     15. Choice of Law.
          Except for that body of law governing choice of law, this Agreement shall be governed by, and construed in accordance with, substantive laws of the State of Delaware which govern transactions between Delaware residents.
     16. Mediation/Arbitration.
          (a) All disputes, claims or controversies arising out of or relating to this Agreement (collectively, “Disputes”) shall be submitted to non-binding mediation by either party to an impartial mediator, as agreed to by the parties, and appointed through JAMS in San Francisco, California, for a good faith effort at resolution. The mediator shall review the Dispute within thirty (30) days of submission or at such other time provided the parties so agree. Any mediation fee shall be paid equally among the parties. Any Dispute which is not resolved through such mandatory mediation shall be settled by final and binding arbitration before a single neutral arbitrator of JAMS in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in San Francisco, California. Judgment on the award rendered by the arbitrator may be entered in any court in California. In the event that any

Dispute between Indemnitee and the Corporation should result in arbitration, the prevailing party in the Dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys’ fees, experts’ fees, and expenses. Each party agrees that the Dispute as mediated and/or arbitrated and the final resolution of such Dispute shall be considered to be confidential information, and shall be kept confidential by each party.
     (b) Indemnitee specifically acknowledges and understands that by agreeing to this provision, Indemnitee is waiving all rights to have his or her claims brought, investigated, and/or adjudicated by an administrative agency, or heard before a judge or jury. Indemnitee also understands that Indemnitee’s rights to discovery may be lesser or narrower in arbitration, that there may be fees and costs associated with mediation and/or arbitration that Indemnitee may not otherwise have, and that Indemnitee is waiving substantial time that Indemnitee might otherwise have to make a claim, prepare his or her case, or investigate his or her claims. The claims include claims of any kind relating to Indemnitee’s relationship with the Corporation, including claims relating to compensation, discrimination, any benefits, status as an officer, director or Agent of the Corporation, conflict of interest, or any other claim or dispute relating to or arising out of Indemnitee’s relationship with the Corporation. The underlying Disputes shall be fully and finally resolved through arbitration, including any right to permanent injunctive relief.
     17. Consideration.
          Part of the consideration the Corporation is receiving from Indemnitee to enter into this Agreement is Indemnitee’s agreement to serve or to continue to serve, as applicable, for the present as an officer, director or Agent of the Corporation. Nothing in this Agreement shall preclude Indemnitee from resigning as an officer, director or Agent of the Corporation nor the Corporation, by action of its stockholders, board of directors, or officers, as the case may be, from terminating Indemnitee’s services as an officer, director or Agent, as the case may be, with or without cause.
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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INDEMNITEE:	UCBH HOLDINGS, INC.

By
Signature

Printed Name and Title
Printed Name

(address)	(address)

EXHIBIT A
UNDERTAKING TO REPAY ADVANCEMENT
OF EXPENSES
     A. Indemnitee is or has been a director, officer, employee or other agent of UCBH HOLDINGS, INC., a Delaware corporation (the “Corporation”); and
     B. On account of such fact, Indemnitee was or is or is threatened to be made a party to the proceeding described and designated hereinafter (the “Proceeding”); and
     C. Indemnitee has requested that the Corporation advance to Indemnitee, prior to final disposition of the Proceeding, Indemnitee’s costs and expenses incurred in defense of the Proceeding; and
     D. As a condition to advancement of such expenses, the Corporation has required that the present undertaking be made by or on behalf of Indemnitee.
The undersigned herein undertakes as follows:
(1) This undertaking is executed in accordance with and is subject to Section 145 of the Delaware General Corporation Law, and that certain Indemnification Agreement between Indemnitee and the Corporation dated                     , and is subject to all provisions, including definitions of terms, thereof.
(2) Indemnitee was or is or is threatened to be made a party to the following proceeding:

Name of Claimant or Title of Action or Proceeding:

A-1

Court or Agency (if any):

Date Filed Or Presented:

Status:

Indemnitee’s Counsel:

Nature and Amount of Claim:

(3) In consideration of the advancement by the Corporation of Indemnitee’s expenses incurred or to be incurred in defense of the Proceeding, the undersigned hereby undertakes to repay all amounts advanced by the Corporation on account of Indemnitee’s defense of the Proceeding, unless it shall be determined ultimately that Indemnitee is entitled to be indemnified with respect to the Proceeding in accordance with Section 145 of the Delaware General Corporation Law.

Date:
(Signature of Indemnitee)

(Printed Name of Indemnitee)

A-2